UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Trecora Resources

(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 South, Suite 190

Sugar Land, Texas 77478

 (Address of principal executive offices)

(409) 385-8300

(Registrant’s telephone number, including area code)

(Arabian American Development Company)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information regarding the results of operations and financial condition of Trecora Resources (the “Company”) for the second quarter ended June 30, 2014, responsive to this Item 2.02, and contained in Exhibit 99.1 filed herewith, is incorporated into this Item 2.02 by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Trecora Resources (the “Company”), a leading provider of high purity specialty chemicals, will present via live web cast its fiscal 2014 second quarter financial results on Thursday, July 31, 2014 at 4:30 p.m. ET. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast by going to the investor relations section of the Company's web site at http://www.trecora.com/ or by using this link: http://public.viavid.com/index.php?id=110113, or by dialing 1-888-427-9419 or 1-719-325-2177 if calling internationally. An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Use pin number 5953598 for the replay.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit
Number	Description
99.1	Press Release, dated July 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on July 31, 2014.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)